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                                                                   EXHIBIT 23.01

     We hereby consent to the use of the opinion letter, dated May 20, 1999, to the Board of Directors of AmeriLink Corporation included as Annex D to the Proxy Statement/Prospectus, which forms a part of Tandy Corporation's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, and to references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            J.C. BRADFORD & CO., LLC

June 8, 1999